UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2006

INNOVA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

17105 San Carlos Boulevard, Suite A6151, Fort Myers, Florida 33931
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2006, Innova Holdings, Inc. (the "Company") consummated a Securities Purchase Agreement (the "Purchase Agreement") dated July 21, 2006 with Cornell Capital Partners L.P. ("Cornell") providing for the sale by the Company to Cornell of its 10% secured convertible debentures in the aggregate principal amount of $2,825,000 (the "Debentures") of which $1,250,000 was advanced immediately. The second installment of $575,000 will be advanced on the date of the filing by the Company with the Securities and Exchange Commission (the "Commission") of the Registration Statement (as defined below). The last installment of $1,000,000 will be advanced three business days after the date the Registration Statement is declared effective by the Commission.

The Debentures mature on the third anniversary of the date of issuance (the "Maturity Date"). The holder of the Debentures may convert at any time amounts outstanding under the Debentures into shares of common stock of the Company (the "Common Stock") at a fixed conversion price per share equal to $0.04 (the “Conversion Price”). Cornell has agreed not to short any of the shares of Common Stock. The Company's obligations under the Purchase Agreement are secured by substantially all of the Company's, and its wholly owned subsidiary’s (Coroware Technologies, Inc.) assets.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 10,000,000 and 15,000,000 shares of Common Stock at a price equal to $0.05 and $0.10, respectively, together with three-year warrants to purchase 23,000,000, 20,000,000 and 25,000,000 shares of Common Stock at a price equal to $0.025, $0.065 and $0.075, respectively (collectively, the "Warrants").

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with Cornell (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants. The Company is obligated to use its best efforts to cause the Registration Statement to be filed no later than 30 days after the closing date. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Commission no later than 30 days after the closing date, or if the Registration Statement is not declared effective within 120 days after the closing date, it is required to pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, Cornell is an accredited investor and/or qualified institutional buyer, Cornell had access to information about the Company and its investment, Cornell took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

On July 25, 2006, the Company issued a press release announcing the entry into the Securities Purchase Agreement with Cornell, a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 1.02 Termination of a Material Definitive Agreement.

On July 21, 2006, the Company terminated the Standby Equity Distribution Agreement (the “SEDA”) dated June 14, 2005 with Cornell, together with all of the definitive agreements related thereto. In addition, on July 21, 2006 Cornell agreed to terminate the promissory note in the remaining principal amount of $80,000 in exchange for the Company’s issuance of 4,848,500 shares of Common Stock to Cornell.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Convertible Debenture dated July 21, 2006
10.2	Form of $0.05 Warrant
10.3	Form of $0.10 Warrant
10.4	Form of $0.025 Warrant
10.5	Form of $0.065 Warrant
10.6	Form of $0.075 Warrant
10.7	Securities Purchase Agreement dated July 21, 2006 between theCompany and Cornell
10.8	Investor Registration Rights Agreement dated July 21, 2006 between the Company and Cornell
10.9	Security Agreement dated July 21, 2006 by and between the Company and Cornell
10.10	Subsidiary Security Agreement dated July 21, 2006 by and between Coroware Technologies, Inc. and Cornell
99.1	Press Release of Innova Holdings, Inc. dated July 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA HOLDINGS, INC.

Date: July 25, 2006	/s/ Walter K. Weisel
Walter K. Weisel
Chief Executive Officer